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                                                                     EXHIBIT 4.9

                                FORM OF WARRANT


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO UNDER ALL THE APPLICABLE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO WATERMARC FOOD MANAGEMENT CO. TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED. THIS WARRANT IS SUBJECT TO OTHER LIMITATIONS ON TRANSFER.

                                    WARRANT

                          to Purchase Common Stock of

                         WATERMARC FOOD MANAGEMENT CO.

                           Expiring on June 30, 2002

         THIS IS TO CERTIFY THAT, for value received ______________, or permitted assigns, is entitled to purchase, from the date hereof, from WATERMARC FOOD MANAGEMENT CO., a Texas corporation (the "Company"), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $1.50 (the "Exercise Price"), _________________ shares of duly authorized, validly issued, fully paid and nonaccessable shares of Common Stock, $.05 par value, of the Company (the "Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder are subject to adjustment in accordance with
Article III hereof. This Warrant shall expire at 5:00 p.m., C.S.T. June 30,
2002.

         Certain Terms used in this Warrant are defined in Article IV.

                                   ARTICLE I

                              Exercise of Warrant

         1.1 Method of Exercise. This Warrant may be exercised as a whole or in part from the date hereof until June 30, 2002. To exercise this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in
Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder or such permitted assignees of the holder to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and
(c) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise (subject as aforesaid), the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares.

         1.2 Fractional Shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant no shares will be issued for less than one-half a share and the Company shall issue a certificate for the next higher number of whole shares of Common Stock for any fraction of a share which is one-half or greater.




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                                   ARTICLE II

                           Warrant Office: Transfer

         2.1 Warrant Office The Company shall maintain an office for certain. purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose mine this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

         2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

         2.3 Restrictions on Exercise and Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this Section 2.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

             (a) Restrictions in General. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") shall not be transferable except upon the conditions specified in this Section 2.3, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 2.3(b), or until registration hereof under the Securities Act and any applicable state securities or blue sky laws, (ii) exercise this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 2.3(b), or until registration of the related Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective, nor (iii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in clause (1) of Section 2.3(b), or until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective.

             (b) Statement of Intention to Exercise; Opinion of Counsel. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the retention or disposition of any Warrant Shares, or the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel, or such other counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act and any applicable state securities or blue sky laws in connection with such exercise or such transfer. The following provisions shall then apply:



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               (1) If, in the opinion of said holder's counsel, concurred in by counsel to the Company, the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

               (2) If, in the opinion of said counsel, concurred in by counsel to the Company, either the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares, as the case may be, until such registration is effected.

         2.4 Registration Rights. The registered holder of this Warrant shall be entitled to all of the rights and benefits of a purchaser under the Purchase Agreement dated __________, 1997 (the "Purchase Agreement"), among the Company and the purchasers of the Company's 11% Subordinated Notes due June 30, 2002 (the "Notes") and the Warrants (as defined in the Purchase Agreement). The Warrant Shares shall be considered Restricted Stock under the Purchase Agreement. The terms of the Purchase Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Agreement as if they had been fully set forth herein. The holder acknowledges that the Warrant is being issued in connection with the purchase by the holder of the Notes referred to in the Purchase Agreement entered into pursuant to, and which constitutes part of, the Company's offering of Notes and Warrants pursuant to the Company's Confidential Private Placement Memorandum dated June 1, 1997 (the "Memorandum"). The terms, conditions, restrictions, risk factors and other information contained in the Memorandum are incorporated by reference into and constitute a part of the Purchase Agreement, the Notes and this Warrant.

         2.5 Acknowledgement of Rights. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         2.6 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

         2.7 Compliance with Securities Laws. The holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers of such Shares pursuant to the Securities Act.

             (a) The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

             (b) A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an



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     opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any of such acts."

             (c) Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.7.

                                  ARTICLE III

                         Warrant Adjustment Provisions

         3.1 Adjustment of Warrant Shares. The Number of Warrant shares purchasable upon exercise of this Warrant may be adjusted from time to time as set forth below.

          (a) If the Company at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend.

          (b) If the Company at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionally increased in the case of a subdivision and decreased in the case of combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

          (c) In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sales or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then provisions shall be made such that the holders of this Warrant shall have the right thereafter, during the period that this Warrant shall be exercisable, to exercise this Warrant and receive the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. In addition to the adjustments provided for above to the number of Warrant Shares purchasable hereunder upon exercise of the Warrant in certain circumstances, the Company may, in its sole discretion, provide for further adjustments to the number of Warrant Shares purchasable hereunder and/or the Exercise Price thereof based on additional or other facts and circumstances where the Company determines that such an adjustment would be fair and equitable to the holders of the Warrants.

         3.2 Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant; provided, however that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

         3.3 Reservations of Shares. Subject to an increase in the Company's authorized or available shares of Common Stock for future issuance, the Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares




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of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof

         3.4 Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                                   ARTICLE IV

                                 Terms Defined

         As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

         Board of Directors - the Board of Directors of the Company.

         Common Stock - The Company's authorized Common Stock, par value $.05 per share.

         Company - Watermarc Food Management Co., a Texas corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant

         Person - any individual, corporation, partnership, trust, organization, association or other entity or individual.

         Securities Act - the Securities Act of 1933 and the rules and regulations thereunder, all as the same shall be in effect at the time.

         Warrant - this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or 6.8.

         Warrant Office - Section 2.1.

         Warrant Shares - shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise thereof pursuant to Article I hereof.




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                                   ARTICLE V

                            Covenant of the Company

         The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   ARTICLE VI

                                 Miscellaneous

         6.1 Entire Agreement. This Warrant, the Purchase Agreement and the Memorandum collectively contain and describe the entire agreement between the holder hereof and the Company with respect to the shares which he can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

         6.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

         6.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the term or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         6.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provisions exists, be in any way impaired.

         6.5 Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

         6.6 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 11111 Wilcrest Green Suite 350, Houston, Texas 77042 or such other address within the continental United States of America as shall have been furnished by the Company to the holders of this Warrant

         6.7 Limitation of Liability. Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other right whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock and no enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


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         6.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation execution and delivery of Warrants pursuant to this Section 6.8.

         6.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.


Dated:                   , 1997
      -----------------


                                        WATERMARC FOOD MANAGEMENT CO.

                                        BY:
                                            -----------------------------------
                                            Ghulam M. Bombaywala
                                            Chairman of the Board and
                                            Chief Executive Officer



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                              SUBSCRIPTION NOTICE

         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder ______________________ shares of the Common Stock covered by said Warrant and (Choose one option)

         [ ] (i)  herewith makes payments in full therefore pursuant to
                  Section 1.1 of such Warrant, or

         [ ] (ii) elects the Conversion Right as set forth in Section 1.3 of the Warrant and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, _______________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

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Dated:                      , 19
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                                   ASSIGNMENT

         For value received, ______________________, hereby sells, assigns and transfers unto _____________________________ the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.


                            ---------------------

Dated:                      , 19
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